Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION ACQUIRES INDUSTRIA GRAFICA FORONI LTDA.

Expands Market-Leading Presence in Brazil

LAKE ZURICH, IL, August 4, 2019 - ACCO Brands Corporation (NYSE: ACCO), one of the world’s largest designers, marketers and manufacturers of branded academic, consumer and business products, announced that it has acquired Industria Grafica Foroni Ltda. (“Foroni”), a leading provider of notebooks and paper-based school and office products in Brazil, for a cash purchase price of approximately US$57 million, subject to working capital and other adjustments. The estimated full-year incremental sales contribution to ACCO Brands would be approximately US$60 million, and the transaction is expected to result in modest adjusted earnings per share accretion and incremental adjusted EBITDA of US$10 million on an annualized basis. ACCO Brands funded the acquisition with cash and debt. For 2019, Foroni is expected to add US$35 million in sales and $0.01 to adjusted EPS to ACCO Brands, and leaves its full-year free cash flow outlook unchanged.1

“We have been very pleased with our Tilibra business in Brazil, which has grown organically 26%2 over the last three years, and are excited to add Foroni and its brands to our portfolio of consumer and school products. Together, Tilibra and Foroni will offer an unprecedented choice and value to the Brazilian trade and consumers, and position ACCO Brands for faster growth,” said Boris Elisman, Chairman, President and Chief Executive Officer of ACCO Brands. “This acquisition is consistent with our strategy to expand in faster growing geographies and product categories, add consumer-centric brands and diversify our customer base.”

About Foroni
For almost 100 years, Foroni has manufactured and marketed a broad portfolio of market-leading school notebooks, planners, backpacks, cases and other school and office supplies in Brazil. The Foroni brand is well-known in Brazil and its products are ubiquitous throughout the country. In addition to Foroni branded products, the company markets products under many important licensed brands including Disney®, Mattel®, Universal Studios® and Warner Bros.®.

About ACCO Brands Corporation
ACCO Brands Corporation is one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products. Our widely recognized brands include Artline®, AT-A-GLANCE®, Derwent®, Esselte®, Five Star®, GBC®, Hilroy®, Kensington®, Leitz®, Mead®, Quartet®, Rapid®, Rexel®, Swingline®, Tilibra®, Wilson Jones®, and many others. Our products are sold in more than 100 countries around the world. More information about
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1All estimates used a conversion rate of 3.84 Brazilian Real to 1 $US dollar
2 In Brazilian Real

ACCO Brands, the Home of Great Brands Built by Great People, can be found at www.accobrands.com.

Non-GAAP Financial Measures
This press release contains forward-looking non-GAAP adjusted earnings per share and adjusted earnings before interest, taxes, depreciation and amortization (“EDITBA”). Adjusted earnings per share excludes restructuring charges, transaction and integration expenses associated with acquisitions, other one-time and non-recurring items and all unusual income tax items and assumes an adjusted tax rate of 30-31% for 2019. Adjusted EBITDA represents net income after adding back depreciation, stock-based compensation expense, amortization of intangibles, interest expense, net, other expense, net, and income tax expense as well as the amortization of the step-up in value of finished goods inventory and transaction, integration and restructuring charges. We do not provide a reconciliation of forward-looking adjusted earnings per share or adjusted EDITBA to the most directly comparable GAAP financial measure because the GAAP financial measure is not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition related expenses, the variability of our tax rate and the impact of foreign currency fluctuation and acquisitions and other charges reflected in our historical numbers. The probable significance of each of these items is high and, based on historical experience, could be material.

We use these non-GAAP financial measures both in the internal evaluation and management of our business and to explain our results to stockholders and the investment community. In addition, senior management’s incentive compensation is derived, in part, using adjusted earnings per share. We believe these measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful comparisons and enhance an overall understanding of our past financial performance and our future prospects. These non-GAAP financial measures provide an indication of our baseline performance before gains, losses or other charges that we considered to be outside our core operating results.

These non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as unusual income tax items, restructuring and integration charges, acquisition-related expenses, the impact of foreign currency fluctuation and acquisitions and other one-time or non-recurring items. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measure and should be read in connection with the company’s financial statements presented in accordance with GAAP.

Forward-Looking Statements
Statements contained in this press release, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Our 2019 guidance is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding the timing, cost and synergies expected from integration of acquisitions; the impact of changes in U.S. tax laws and trade policies; changes in the macro environment; fluctuations in foreign currency rates and share count; changes in the competitive landscape, including ongoing uncertainties driven by the consolidation in the traditional office products channels; as well as other factors described below.

Among the factors that could cause actual results to differ materially from our forward-looking statements are: risks associated with foreign currency fluctuations; our ability to grow profitably through acquisitions; our ability to successfully integrate Foroni and achieve the financial and other results anticipated at the time of acquisition, including synergies; our ability to successfully expand our business in emerging markets which generally expose us to greater financial, operational, regulatory and compliance and other risks; risks associated with seasonality; our ability to secure, protect and maintain our intellectual property rights; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018, and in other reports we file with the SEC.

For further information:

Julie McEwan        Christine Hanneman
Media Relations        Investor Relations
+1 (937) 974-8162        +1 (847) 796-4320